Exhibit 5.1

Faegre Drinker Biddle & Reath LLP

One Logan Square, Ste. 2000

Philadelphia, Pennsylvania 19103-6996

+1 215 988 2700 main

+1 215 988 2757 fax

August 10, 2026

Radian Group Inc.

500 East Swedesford Road, Suite 350

Wayne, Pennsylvania 19087

Re:	Registration Statement on Form S-8

Radian Group Inc. 2026 Inducement Grant Equity Plan, as amended as of August 6, 2026

Ladies and Gentlemen:

We have acted as counsel to Radian Group Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement registers the offer and sale of up to an additional 174,220 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable pursuant to the Radian Group Inc. 2026 Inducement Grant Equity Plan, as amended as of August 6, 2026 (the “2026 Inducement Plan”).

For purposes of this opinion letter, we have examined the Third Amended and Restated Certificate of Incorporation and the Fourth Amended and Restated By-Laws of the Company, each as currently in effect, the Registration Statement, the 2026 Inducement Plan, and the resolutions of the board of directors of the Company (the “Board”) authorizing the 2026 Inducement Plan and the issuance of the Shares. We have also examined a certificate of the Secretary of the Company dated the date hereof (the “Certificate”) and originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate records and other records, agreements, instruments, certificates of public officials and documents as we have deemed necessary as a basis for the opinions hereinafter expressed and have reviewed such matters of law as we have deemed relevant hereto. As to all issues of fact material to this opinion letter, we have relied on certificates, statements or representations of public officials, of officers and other representatives of the Company (including the Certificate) and of others, without any independent verification thereof.

In rendering the opinion set forth below, we have assumed, without independent verification or investigation thereof: (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures, including electronic signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as copies; (v) the authenticity of the originals of such latter documents; (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, documents, instruments, certificates and records we have reviewed; and (vii) the absence of any undisclosed modifications to the agreements and instruments reviewed by us.

Based upon such examination and review, and subject to the foregoing and the other qualifications, assumptions and limitations set forth herein, it is our opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Shares to be issued in accordance with the 2026 Inducement Plan, and that, when (a) the Shares have been issued and delivered as contemplated in the Registration Statement and the related prospectus and in accordance with the 2026 Inducement Plan and the terms of any applicable award agreement, and (b) where applicable, the consideration for the Shares specified in the 2026 Inducement Plan and any applicable award agreement has been received by the Company, the Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein with respect to the laws of any jurisdiction other than, subject to the limitations and assumptions contained herein, the General Corporation Law of the State of Delaware.

This opinion letter speaks only as of the date the Registration Statement becomes effective under the Securities Act, and we assume no obligation to revise or supplement this opinion letter thereafter. This opinion letter is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Faegre Drinker Biddle & Reath LLP

FAEGRE DRINKER BIDDLE & REATH LLP